Exhibit 99.1

Shell Midstream Partners, L.P. Acquires Interests in Mars Oil Pipeline and Odyssey Pipeline

HOUSTON, September 27, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX) today announced it has agreed to acquire from Shell an additional 20 percent equity interest in Mars Oil Pipeline Company (Mars) and a 49 percent equity interest in Odyssey Pipeline L.L.C. (Odyssey) for $350 million.

“This acquisition further diversifies the Shell Midstream Partners portfolio with the inclusion of a well-positioned eastern Gulf of Mexico asset. In addition, the partnership acquired an additional interest in an existing asset with a strong track record of delivery.” said John Hollowell, CEO of Shell Midstream Partners. “Both Mars and Odyssey build on our key corridor pipeline strategy in the Gulf of Mexico and are advantageously positioned to continue to capture growth of offshore volumes along our footprint of assets.”

The acquisition price reflects an approximate 8.4 times multiple of the forecasted 2017 Adjusted EBITDA of the acquired interests. The acquisition is expected to be immediately accretive to unitholders and funded with a combination of cash on hand and borrowings under Shell Midstream Partners’ credit facilities. The acquisition is expected to close on October 3, 2016.

Mars and Odyssey Highlights:

•	Mars delivers crude from the prolific Mars Basin and the Amberjack system, offering 600 kbpd of capacity into LOOP’s Clovelly facility

•	Odyssey has 220 kbpd of capacity from the eastern Gulf of Mexico to the Delta Pipeline system, enabling deliveries to refineries in Louisiana and Mississippi

The terms of the acquisition were approved by the Conflicts Committee of the Board of Directors of the General Partner of Shell Midstream Partners, which is composed entirely of independent directors. This committee was advised by Evercore Group, L.L.C. as to financial matters and Akin Gump Strauss Hauer & Feld LLP as to legal matters.

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About Shell Midstream Partners, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.

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FORWARD-LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions, including statements regarding the benefits of the transaction, the prospects for and financial performance of the acquired assets and the financing and closing of the transaction. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks,” “schedule,” “seek”, “target”, “could”, “may”, “will,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, September 27, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.